Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement (No. 333-249691) on Form S-4/A of Live Oak Acquisition Corp. of our report dated October 15, 2020, relating to the financial statements of Meredian Holdings Group, Inc. d/b/a Danimer Scientific, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Thomas Howell Ferguson P.A.

Tallahassee, Florida

November 30, 2020